                                                                     EXHIBIT 7.2





                            PARKER DRILLING COMPANY
                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT dated as of _______, 1996 (this "Agreement") is by and between PARKER DRILLING COMPANY, a Delaware corporation (the "Company"), and ENERGY VENTURES, INC., a Delaware corporation (the "Stockholder");

                                    RECITALS

         WHEREAS, the Company and the Stockholder are parties to a Stock Purchase Agreement dated as of September 14, 1996 (the "Stock Purchase Agreement") pursuant to which the Company will acquire all of the issued and outstanding capital stock of Mallard Bay Drilling, Inc., a Louisiana corporation ("Mallard"), from the Stockholder in exchange for cash and shares of Series D Convertible Preferred Stock, par value $1.00 per share, of the Company ("Series D Preferred Stock");

         WHEREAS, the shares of Series D Preferred Stock issued to the stockholder will be convertible into shares of common stock, par value $0.16-2/3 per share, of the Company ("Common Stock"), subject to certain conditions; and

         WHEREAS, in order to improve the transferability of the Common Stock to be received by the Stockholder pursuant to the Stock Purchase Agreement, the Company, as a condition to the consummation of the transactions contemplated therein, has agreed to provide to the Stockholder certain registration rights with respect to the shares of Common Stock into which the shares of Series D Preferred Stock are convertible.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              REGISTRATION RIGHTS

         The Company and the Stockholder covenant and agree as follows:

         1.1     DEFINITIONS.  For purposes of this Agreement:

         (a) The terms "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

         (b) The term "Registrable Securities" means any shares of Common Stock received by the Stockholder (i) upon the conversion of shares of Series D Preferred Stock, or (ii) as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock.

         (c) The term "Restricted Securities" means the Registrable Securities subject to the provisions of Section 1.2 hereof.

         (d) The term "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity or government or agency or political subdivision thereof.

         (e)     The term "Board" means the Board of Directors of the Company.

         (f)     The term "Commission" means the Securities and Exchange
Commission.

         (g) The term "Securities Act" means the Securities Act of 1933, as amended, and the term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.2 SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities but with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (a) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (b) it is sold pursuant to Rule 144 or Rule 145 (or any similar provision then in force) under the Securities Act, (c) it may be otherwise transferred without restriction under Rule 144 (or any similar or successor rule or provision then in force) in compliance with the provisions thereof, as long as the volume restrictions thereunder would permit the Stockholder to transfer all Registrable Securities then held by the Stockholder and the Company shall have delivered a new certificate or other evidence of ownership containing no legend restricting transfer other than one requiring any transfer to be in compliance with the provisions of such rule (other than any volume restrictions thereof) or (d) it has otherwise been transferred by the Stockholder to a person other than an affiliate of the Stockholder without the consent of the Company.

         1.3     DEMAND REGISTRATION.

         (a) If the Company shall receive, at any time after the issuance of the Registrable Securities and prior to the third anniversary of the date of this Agreement, a written request from the Stockholder that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, in accordance with the terms of and subject to the limitations of Sections 1.3(c), 1.5 and 1.7 of this Agreement, effect the registration of all Registrable Securities that the Stockholder requests to be registered by means of a registration statement on any appropriate form under the Securities Act and, if so requested by the Stockholder, shall effect such registration so as to provide for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company agrees to use its best efforts to keep




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any such shelf registration statement continuously effective for a period of 90 days following the date on which such shelf registration statement is declared effective (plus the number of days of any discontinuance described below).

         (b) If the Stockholder intends to distribute the Registrable Securities covered by the request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.3.

         (c) The Company is obligated to effect only one registration pursuant to this Section 1.3. A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in Section 1.3(a) or until the Registrable Securities registered under such registration statement have been sold, or (ii), if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court.

         (d) Subject to Section 1.3(e), the Company shall also have the right to include such shares in any underwritten registration pursuant to this
Section 1.3.

         (e) If any of the Registrable Securities registered pursuant to any registration pursuant to this Section 1.3 are to be sold in one or more underwritten offerings, and the managing underwriter advises the Company and the Stockholder that the total number of shares of Common Stock which the Company wishes to include in such offering exceeds the number of shares that can be sold in such offering without adversely affecting the terms or pricing of the offering by the Stockholder, there shall be included in such underwritten offering only the number of shares of Common Stock which in the opinion of such managing underwriter can be sold without adversely affecting the terms or pricing of the offering by the Stockholder.

         (f) The Company may delay for a maximum of 90 days the filing of a registration statement upon request from the Stockholder pursuant to this
Section 1.3 when, in its good faith judgment the Company reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company.

         1.4 COMPANY REGISTRATION. At any time after the issuance of the Registrable Securities and within three years of the date of this Agreement that the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Stockholder) any shares of its Common Stock under the Securities Act for sale (other than registration of the Company's Common Stock for issuance or sale (a) pursuant to Section 1.3 hereof or (b) in connection with (i) employee or non-employee director compensation or benefit programs, (ii) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or (iii) an acquisition, merger or other business combination), the Company will give prompt written notice (which, in any event, shall be given no less than 10 days prior to the filing of a registration statement with respect to such offering) to the Stockholder of its intention so to do and,





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upon the written request of the Stockholder sent within 10 days after the effective date of any such notice, the Company will, subject to the provisions of Sections 1.5 and 1.7 hereof, use its reasonable efforts to cause all Registrable Securities as to which the Stockholder shall have so requested registration, to be registered under the Securities Act, all to the extent necessary to permit the sale in such offering of the Registrable Securities so registered on behalf of the Stockholder in the same manner as the Company (or stockholder other than the Stockholder, as the case may be) proposes to offer its shares of Common Stock. The Company shall use its reasonable efforts to cause the managing underwriter of a proposed underwritten offering to permit the Registrable Securities requested by the Stockholder to be included in the registration for such offering on the same terms and conditions as the shares of Common Stock of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises the Company that the total number of shares of Common Stock which the Stockholder and any other Person, other than the Company, intend to include in such offering will in the good faith opinion of such managing underwriter adversely affect the terms or pricing of such offering, then the number of shares of Common Stock to be offered for the account of the Stockholder and any such other Person shall be reduced on a pro rata basis based on the number of shares proposed to be sold by the Stockholder and such other Persons to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering for the Stockholder and any other Person other than the Company to the number of shares recommended by such managing underwriter.

         1.5 OBLIGATIONS OF THE COMPANY. If and whenever the Company is required by the provisions of this Agreement to use its reasonable efforts to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably practicable:

                 (a) prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective;

                 (b) prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus;

                 (c) notify the Stockholder and the underwriters, if any, promptly, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the





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         Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event which requires that making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment;

                 (d) use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

                 (e) if requested by the managing underwriters or the Stockholder in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Stockholder agree should be included therein relating to such sale and distribution of Registrable Securities, including information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                 (f) furnish to the Stockholder and each managing underwriter, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto;

                 (g) deliver without charge to the Stockholder and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request;

                 (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Stockholder, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such states as the Stockholder or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject; and





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                 (i)      enter into such agreements (including an underwriting
         agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable
         Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Stockholder with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;
         (ii) obtain opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof addressed to the Stockholder and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Stockholder and such underwriters;
         (iv) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Stockholder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) participate on a reasonable basis in a "road show" with respect to the offering.

         In connection with any registration of Registrable Securities, the Company may require the Stockholder to furnish to the Company such information regarding itself and the distribution of such securities as the Company may from time to time reasonably request in writing.

         The Stockholder agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.5(c)(ii)-(vi) hereof, the Stockholder will forthwith discontinue disposition of Registrable Securities covered by such registration statement or prospectus until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(c)(i) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in
Section 1.3(a) shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 1.5(c) hereof to and including the date when the Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by
Section 1.5(c) hereof.

         1.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Section 1.3 or 1.4 (including, but not limited to registration, filing and qualification fees,





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printers' and accounting fees, and the fees and disbursements of counsel for the Company) shall be borne by the Company, with the exception of fees and disbursements of the Stockholder's counsel, which shall be borne by the Stockholder. In addition, the Stockholder shall bear and pay all underwriting discounts and selling commissions attributable to sales of Registrable Securities.

         1.7     UNDERWRITTEN REGISTRATIONS.

         (a) If any of the Registrable Securities covered by any registration under Section 1.3 are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Stockholder but must be acceptable to the Company.

         (b) The Stockholder may not participate in any underwritten registration under Section 1.4 hereunder unless it (i) agrees to sell its securities on the basis provided in the Company's underwriting arrangements, and (ii) completes and executes any customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         1.8 INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in a registration statement under this
Agreement:

         (a) The Company will indemnify and hold harmless the Stockholder, the officers and directors of the Stockholder, each underwriter of Registrable Securities and each other Person, if any, who controls the Stockholder or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any prospectus contained therein, or any post-effective amendment thereof or supplement thereto, including all documents incorporated by reference therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Stockholder and each such Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Stockholder or such underwriter specifically for use in the preparation thereof.

         (b) The Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the





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Company within the meaning of Section 15 of the Securities Act, each underwriter and each Person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such Person, may become subject under the Securities Act or otherwise, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in Section 1.8(a) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Stockholder specifically for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld.

         (c)     Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties, provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to so notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, except to the extent the indemnifying party is actually prejudiced thereby, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.8.

         (d) If the indemnification provided for in this Section 1.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.





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
         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding paragraph.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         1.9 ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned, in whole or in part, by the Stockholder to any person other than an affiliate of the Stockholder without the prior written consent of the Company.

         1.10    HOLD-BACK AGREEMENTS.

         (a) If a registration statement is filed pursuant to Section 1.3 or 1.4 hereof, the Stockholder agrees not to effect any public sale or distribution of the issue being registered or similar security of the Company (except as part of such underwritten registration) during the 15-day period prior to, and during the 90-day period beginning on, the initial closing date of each underwritten offering made pursuant to such registration statement.

         (b) The Company agrees not to effect any public sale or distribution of any securities similar to those being registered during the 15-day period prior to, and during the 90-day period beginning on, the effective date of a registration statement filed pursuant to Section 1.3 or 1.4 hereof (except as part of such underwritten registration or in connection with (i) employee or non-employee director compensation or benefit programs, (ii) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, or (iii) an acquisition, merger or other business combination).

                                   ARTICLE II

                                 MISCELLANEOUS

         2.1 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         2.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.





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         2.4     NOTICES.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated (followed promptly by mail), or (iii) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below (any communication shall be deemed given upon receipt):

                 IF TO STOCKHOLDER:

                 Energy Ventures, Inc.
                 5 Post Oak Park, Suite 1760
                 Houston, Texas  77027
                 Attention:  Bernard J. Duroc-Danner
                 Telecopier No.:  (713) 297-8488

                 IF TO THE COMPANY:

                 Parker Drilling Company
                 Eight East Third Street
                 Tulsa, Oklahoma  74103
                 Attention:  Robert L. Parker, Jr.
                 Telecopier No.:  (918)

Any Party may change its telecopier number or its address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         2.5 AMENDMENTS AND WAIVERS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto. No waiver by either Party of any default, misrepresentation, or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         2.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         2.7 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.





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
         IN WITNESS WHEREOF, the Company and the Stockholder have executed this Agreement as of the date first above written.

                                                   PARKER DRILLING COMPANY



                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


                                                   ENERGY VENTURES, INC.



                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------




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